Exhibit 5
[LETTERHEAD]
	OUR FILE
	0146-5
	Ltr Opn MAM to S8.Emp


May 31, 2002


Temecula Valley Bancorp Inc.
27710 Jefferson Avenue, Suite A100
Temecula, CA  92590

		Re:	Registration Statement on Form S-8

Dear Board Members:

		At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") being file by Temecula Valley Bancorp Inc. (the "Bancorp") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 572,872 shares of the Bancorp's common stock, (the "Common Stock"), issuable upon the exercise of stock options granted pursuant to Temecula Valley Bank 1997 Nonqualified Stock Option Plan (Directors), as Amended, and as Adopted and Assumed by the Bancorp (the "1997 Plan").

		In rendering this opinion, we have examined such documents and records as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.

		Based upon the foregoing and such other and further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming that (i) all options granted under the 1997 Plan will be granted pursuant to the terms of the 1997 Plan,
(ii) the consideration for the shares of Common Stock issued pursuant to the exercise of such options will be received prior to the issuance thereof and (iii) the shares of Common Stock issued pursuant to the exercise of such options will be issued in accordance with the terms of the 1997 Plan and the option agreements (as appropriate), upon which assumptions the following opinions are expressly conditioned, it is our opinion that the shares upon the exercise of options granted pursuant to the 1997 Plan and pursuant to the Registration Statement will, when sold in accordance with the terms of the 1997 Plan and pursuant to the Registration Statement will, when sold in accordance with the terms of the 1997 Plan and the option agreements, be validly issued, fully paid and non-assessable.

		This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Bancorp or related documents, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm in each instance.

		This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading "Legal Matters" therein and in any prospectus delivered to participants in the 1997 Plan and any amendments thereto.

Respectfully submitted,


 /s/ MCANDREWS, ALLEN & MATSON
McAndrews, Allen & Matson

Temecula Valley Bancorp Inc.
May 31, 2002
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